Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 24, 2020, relating to the financial statements and financial highlights of MassMutual High Yield Fund (formerly known as MassMutual Premier High Yield Fund) and MassMutual Short-Duration Bond Fund (formerly known as MassMutual Premier Short-Duration Bond Fund), each a series of MassMutual Premier Funds, appearing in the Annual Report on Form N-CSR of MassMutual Premier Funds for the year ended September 30, 2020, and to the references to us under the headings (i) “Financial Highlights - Premier Reorganizations” in the Combined Proxy Statement/Prospectus, (ii) “Financial Statements” in the Statement of Additional Information, (iii) “Independent Registered Public Accounting Firm” included within Appendix A to the Statement of Additional Information, and (iv) “Independent Registered Public Accounting Firm” and “Experts” included within Appendix B to the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 4, 2021